UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	033-07012-99	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of our stockholders was held on April 23, 2015. The proxy statement and solicitation pertaining to this meeting were previously filed with the Commission on March 13, 2015. Shares eligible to vote were 260,575,772 at the record date of February 20, 2015.

The tabulation of votes for each proposal voted on by stockholders was as follows:

Proposal 1: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Vote
Mark S. Bartlett	181,383,612	2,490,829	251,920	36,884,054
Edward C. Bernard	182,333,533	955,153	837,675	36,884,054
Mary K. Bush	182,061,172	1,815,513	249,676	36,884,054
Donald B. Hebb, Jr.	180,714,015	3,153,071	259,275	36,884,054
Dr. Freeman A. Hrabowski, III	181,230,089	2,642,855	253,417	36,884,054
James A.C. Kennedy	183,111,656	754,997	259,708	36,884,054
Robert F. MacLellan	181,231,354	2,634,058	260,949	36,884,054
Brian C. Rogers	181,425,848	644,950	256,688	36,884,054
Olympia J. Snowe	183,224,723	1,314,217	260,921	36,884,054
Dr. Alfred Sommer	182,551,223	3,399,563	260,791	36,884,054
Dwight S. Taylor	180,466,007	1,374,881	270,093	36,884,054
Anne Marie Whittemore	182,481,387	644,950	256,688	36,884,054

Proposal 2: Advisory Vote on the Compensation Paid to our Named Executive Officers.

For	Against	Abstain	Broker Non-Vote
178,681,504	4,941,854	503,003	36,884,054

Proposal 3: Ratification of the Appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for 2015.

For	Against	Abstain	Broker Non-Vote
214,125,840	6,610,295	274,280	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ Kenneth V. Moreland
Vice President, Chief Financial Officer and Treasurer
Date: April 27, 2015